Exhibit 99.1

TRANSTECH TERMINATES ACQUISITON, WILL SEEK SHAREHOLDERS’ APPROVAL TO DISTRIBUTE TRUST

NEW YORK, NY –  Wednesday, May 20, 2009 – TransTech Services Partners Inc. (OTCBB: TTSP.OB, TTSPW.OB and TTSPU.OB) (“TransTech”), determined that it would not have sufficient time to close the proposed business combination with Global Hi-Tech Industries Limited (“GHIL”), by its May 23, 2009 deadline to close a business combination.

Consequently, TransTech will not hold a stockholder meeting for its proposed acquisition of GHIL. Instead, TransTech will hold a stockholder’s meeting and take such action as necessary to approve the liquidation of its trust fund.

If the plan of liquidation is approved, TransTech will pay out approximately $7.94 per share from its trust account. It expects to complete its liquidation process as soon as reasonably practicable after the shareholders meeting.

FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of TransTech’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

ABOUT TRANSTECH SERVICES PARTNERS INCORPORATED

The Company was incorporated in Delaware on August 16, 2006 as a publicly-traded “blank check” vehicle, formed for the purpose of acquiring through an unidentified operating business..

Contact Information:
TransTech Services Partners Inc. Attn: CFO 445 Fifth Avenue Suite 30H New York, NY 10016 (212) 696-5977 http://www.transtechservicespartners.com